Exhibit 10.12

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Rosetta Stone Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Class B Common Stock, $.00005 par value, (the “Stock”) to the recipient named below. The terms and conditions of the award are set forth in the Restricted Stock Unit Award Agreement and in the Rosetta Stone Inc. 2009 Omnibus Incentive Plan (the “Plan”).
Grant Date:
Name of Recipient:
Recipient’s Identification Number:

Number of Units of Restricted Stock Granted:
Recipient understands and agrees that this Restricted Stock Unit Award is granted subject to and in accordance with the terms of the Rosetta Stone, Inc. _______________ (the "Plan"). Recipient further agrees to be bound by the terms of the Plan and the terms of the Restricted Stock Unit Award as set forth in this agreement and any Addenda to such Agreement. A copy of the Plan is available upon request made to the Human Resources Department.
Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Agreement.

ROSETTA STONE INC.

____________________________
President and CEO

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this “Agreement”) and the Cover Sheet to which this Agreement is attached (the “Cover Sheet”) are entered into between Rosetta Stone Inc., a Delaware corporation (the “Company”), and Director (as that term is defined in the Covered Sheet), effective as of the Grant Date set forth on the Cover Sheet (the “Grant Date”), pursuant to the Rosetta Stone Inc. 2009 Omnibus Incentive Plan (the “Plan”), a copy of which previously has been made available to Director and the terms and provisions of which are incorporated by reference herein.
Whereas, the Company desires to grant to Director the Restricted Stock Units, subject to the terms and conditions of this Agreement; and

Whereas, Director desires to have the opportunity to hold the Restricted Stock Units subject to the terms and conditions of this Agreement;
Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)“Common Stock” shall mean the common stock of the Company, $.00005 par value per share (or such other par value as may be designated by act of the Company’s shareholders).

(b)“Restricted Stock Unit” shall mean a Restricted Stock Unit issued under the Plan that is subject to the Forfeiture Restrictions and the Transfer Restrictions set forth in Section 5.

(c)“Separation from Service” has the meaning set forth in the Plan.

(d)“Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Restricted Stock Units issued to Director hereunder and the obligation to forfeit and surrender such Restricted Stock Units to the Company under the Plan.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.
2.Grant of Restricted Stock Units. Effective as of the Grant Date, the Company hereby grants to Director the number of Restricted Stock Units set forth on the Cover Sheet. In accepting the award of Restricted Stock Units granted under this Agreement Director accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. On the date of Director’s Separation from Service with the Company, the Company shall issue to Director one share of the Common Stock in exchange for each Restricted Stock Unit granted under this Agreement (including any additional Restricted Stock Units described in Section 4) that has not been forfeited under the Plan and thereafter Director shall have no further rights with respect to such Restricted Stock Unit. The Company shall cause to be delivered to Director in electronic book entry form any shares of the Common Stock that are to be issued under the terms of this Agreement in exchange for Restricted Stock Units awarded hereby, and such shares of the Common Stock shall be transferable by Director as provided herein (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

3.Restricted Stock Units Do Not Award Any Rights Of A Shareholder. Director shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the Restricted Stock Units that are awarded hereby. Only after a share of the Common Stock is issued in exchange for a Restricted Stock Unit will Director have all of the rights of a shareholder with respect to such share of Common Stock issued in exchange for a Restricted Stock Unit.

4.Dividend Equivalent Payments.

(a)Cash Dividends. If during the period Director holds any Restricted Stock Units granted under this Agreement the Company pays a dividend in cash with respect to the outstanding shares of the Common Stock, then the Company will increase the Restricted Stock Units awarded hereby that have not then been forfeited to the Company or exchanged by the Company for shares of the Common Stock by an amount equal to
(a) multiplied by (b) divided by (c)
where (a) is the Restricted Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock, (b) the amount of the dividend paid by the Company in cash with respect an outstanding share of the Common Stock and (c) is the Fair Market Value of the Common Stock on the date such dividend is paid to holders of the Common Stock (a “Cash Dividend Restricted Stock Unit”). Each Cash Dividend Restricted Stock Unit will be subject to the same restrictions, limitations and conditions applicable to the Restricted Stock Units for which such Cash Dividend Restricted Stock Unit was awarded and will be exchanged for shares of the Common Stock at the same time and on the same basis as such Restricted Stock Units.
(b)Stock Dividends. If during the period Director holds any Restricted Stock Units granted under this Agreement the Company pays a dividend in shares of the Common Stock with respect to the outstanding shares of the Common Stock, then the Company will increase the Restricted Stock Units awarded hereby that have not then been forfeited to or exchanged by the Company for shares of the Common Stock by an amount equal to the product of (a) the Restricted Stock Units awarded hereby that have not been forfeited to the Company or exchanged by the Company for shares of the Common Stock and (b) the number of shares of the Common Stock paid by the Company per share of the Common Stock (collectively, the “Stock Dividend Restricted Stock Units”). Each Stock Dividend Restricted Stock Unit will be subject to same Forfeiture Restrictions and other restrictions, limitations and conditions applicable to the Restricted Stock Units for which such Stock Dividend Restricted Stock Unit was awarded and will be exchanged for shares of the Common Stock at the same time and on the same basis as such Restricted Stock Units.

5.Transfer Restrictions. The Restricted Stock Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution) except that the Director may transfer the Restricted Stock Units to _____________________. No further transfer of the Restricted Stock Units shall be allowed without the written consent of the Company. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, any shares of the Common Stock issued to Director in exchange for Restricted Stock Units awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. Director also agrees that the Company may (a) refuse to cause the transfer of any such shares of the Common Stock to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of the Common Stock. The shares of Common Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the shares of Common Stock is available from the Company.

6.Vesting. The Restricted Stock Units that are granted hereby shall be fully vested on the Grant Date and shall not be subject to any Forfeiture Restrictions.

7.Capital Adjustments and Reorganizations. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

8.Nontransferability. The Agreement is not transferable by Director otherwise than by will or by the laws of descent and distribution.

9.Not a Service Agreement. This Agreement is not a service agreement, and no provision of this Agreement shall be construed or interpreted to create a service relationship between Director and the Board, the Company, its subsidiaries or any of its Affiliates or guarantee the right to remain a member of the Board for any specified term.

10.Legend. Director consents to the placing of a notation containing an appropriate legend restricting resale or other transfer of any electronic book entry form of shares of Common Stock issued under the Agreement except in accordance with applicable law and all applicable rules thereunder.

11.Notices. Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Company’s General Counsel and to Director at Director’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

12.Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Director. Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

13.Dispute Resolution. In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.

14.Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Restricted Stock Units granted hereby and any shares of the Common Stock issued hereunder, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to Director, Director’s permitted assigns, executors, administrators, agents, legal and personal representatives.

16.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.